Exhibit 99(c)
EXECUTION COPY
FIFTH AMENDMENT TO PARTIAL TEMPORARY
ACCELERATED PAYMENT AGREEMENT
          THIS FIFTH AMENDMENT TO PARTIAL TEMPORARY ACCELERATED PAYMENT AGREEMENT (this “Amendment No. 5”), is dated as of October 1, 2009, by and between Delphi Corporation (“Delphi”), on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases (together with Delphi, the “Debtors”), and Motors Liquidation Company (f/k/a General Motors Corporation) (“GM”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
          WHEREAS, Delphi, on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases, and GM have entered into a Partial Temporary Accelerated Payment Agreement dated as of December 12, 2008, as amended by that certain First Amendment to Partial Temporary Accelerated Payment Agreement dated January 30, 2009 and by that certain Second Amendment to Partial Temporary Accelerated Payment Agreement dated July 1, 2009 and by that certain Third Amendment to Partial Temporary Accelerated Payment Agreement dated July 31, 2009 and by that certain Fourth Amendment to Partial Temporary Accelerated Payment Agreement dated September 1, 2009 (as amended, the “Agreement”);
          WHEREAS, Delphi and GM have agreed to amend the Agreement pursuant to this Amendment No. 5.
          NOW, THEREFORE, in consideration of the mutual promises, agreements, and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Effective as of the date first above written, the Agreement is hereby amended as follows:
          (a) Clause (ii) of Section 3(b) of the Agreement is amended and restated in its entirety as follows:
     ”(ii) Provided that there remains a balance of Pull-Forward Payments made by GM to DAS after giving effect to clause (i) above, GM will offset the remaining balance of Pull-Forward Payments from its November, 2009 MNS-2 payment (or subsequent MNS-2 payments) to DAS, with the effect of increasing the GM payables to DAS by the amount so offset.”
2.	Effect of Amendment. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the

Agreement shall be deemed to mean the Agreement as amended by this Amendment No. 5. This Amendment No. 5 shall operate as an amendment of the provisions of the Agreement referred to specifically herein. The amendments to the Agreement contemplated by this Amendment No. 5 are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Agreement. Except as specifically amended by this Amendment No. 5 and as set forth in the preceding sentence, the Agreement shall remain in full force and effect. Except as expressly provided herein, this Amendment No. 5 shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement between the parties.

3.	Miscellaneous. This Amendment No. 5 and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the law of the State of New York. This Amendment No. 5 may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment No. 5. This Amendment No. 5, together with the Agreement, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In case any provision in this Amendment No. 5 shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment No. 5 and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment No. 5 and the Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION, including on behalf of its Debtor subsidiaries and Debtor Affiliates			Motors Liquidation Company (f/k/a General Motors Corporation)

By:	/s/ John D. Sheehan		By:	/s/ Ted Stenger

	Name:	John D. Sheehan		Name:	Ted Stenger
	Title:	Vice President, Chief Financial Officer		Title:	EVP

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